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Exhibit 99.129

OFFICE OF THE UNITED STATES TRUSTEE

CENTRAL DISTRICT OF CALIFORNIA

IN RE:	)	DEBTOR IN POSSESSION INTERIM STATEMENT
)
SN Insurance Administrators, Inc.	)	STATEMENT NO. 18
	)	FOR THE PERIOD FROM: 09/01/2001
DEBTOR	)	TO: 09/30/2001
)
CHAPTER 11 CASE NO. SV00-14102-GM	)
		DIP Payroll Account	DIP Operating Account	DIP WCMA / MLIF Account	DIP Operating Account	Pre-Petition Payroll Account	Pre-Petition Operating Account	Pre-Petition Concentration Acct	Pre-Petition Account Payable Acct
			CLOSED 2/01			CLOSED 5/12/00	CLOSED 6/1/00	CLOSED 5/10/00	CLOSED 5/15/00
CASH ACTIVITY ANALYSIS
A.	Total Receipts Per All Prior Interim Statements	$12,688,680.60	$201,886.69	$741,628.27	$126,003.59	$89,716.19	$55.00	$0.00	$0.00
B.	Less: Total Disbursements Per All Prior Interim Statements	$12,678,858.95	$201,886.69	$357,756.10	$105,655.42	$89,716.19	$55.00	$0.00	$0.00
C.	Beginning Balance	$9,821.65	$0.00	$383,872.17	$20,348.17	$0.00	$0.00	$0.00	$0.00
D.	Receipts During Current Period Per Attached Schedule	$28,208.22	$0.00	$998.38	$40,000.00	$0.00	$0.00	$0.00	$0.00
E.	Balance Available	$38,029.87	$0.00	$384,870.55	$60,348.17	$0.00	$0.00	$0.00	$0.00
F.	Less: Disbursements During Period Per Attached Schedule	$36,630.02	$0.00	$58,228.22	$16,941.00	$0.00	$0.00	$0.00	$0.00
G.	Ending Balance	$1,399.85	$0.00	$326,642.33	$43,407.17	$0.00	$0.00	$0.00	$0.00
H.	ACCOUNT INFORMATION
	(1).	DIP Payroll Account
		(a)	Bank name and location	Bank of America, 345 Montgomery Street, LL1, San Francisco, CA 94104
		(b)	Account Number	15811-20465
	(2).	DIP Operating Account
		(a)	Bank name and location	Imperial Bank, 226 Airport Parkway, San Jose, CA 95110
		(b)	Account Number	17-402-552	CLOSED 2/01
	(3).	DIP WCMA/MLIF Account
		(a)	Bank name and location	Merrill Lynch, 10 West Second Street, #400, Dayton, OH 45402
		(b)	Account Number	77M07W62
	(4).	DIP Operating Account
		(a)	Bank name and location	Bank of America, 345 Montgomery Street, LL1, San Francisco, CA 94104
		(b)	Account Number	15816-16574
	(5).	Pre-Petition Payroll Account
		(a)	Bank name and location	Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90067
		(b)	Account Number	14177-04994	CLOSED 5/12/00
	(6).	Pre-Petition Operating Account
		(a)	Bank name and location	Imperial Bank, 226 Airport Parkway, San Jose, CA 95110
		(b)	Account Number	17-401-289	CLOSED 6/1/00
	(7).	Pre-Petition Concentration Account
		(a)	Bank name and location	Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90067
		(b)	Account Number	14178-04941	CLOSED 5/10/00
	(8).	Pre-Petition Accounts Payable Account
		(a)	Bank name and location	Bank of America, 2049 Century Park East, 2nd Floor, Los Angeles, CA 90067
		(b)	Account Number	77652-01166	CLOSED 5/15/00
I.	Other Monies On Hand: None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowlege:

Dated:	10/24/2001	Signed:	/s/ ALEX CORBETT

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OFFICE OF THE UNITED STATES TRUSTEE CENTRAL DISTRICT OF CALIFORNIA